UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

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LKQ Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT DATED APRIL 25, 2011 TO

PROXY STATEMENT DATED MARCH 17, 2011

ANNUAL MEETING OF STOCKHOLDERS OF LKQ CORPORATION

TO BE HELD ON MAY 2, 2011

On or about March 17, 2011, LKQ Corporation (the “Company”) furnished or otherwise made available to stockholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) to be held at 1:30 p.m., Central Time, on Monday, May 2, 2011, at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603, and at any adjournments or postponements thereof. This supplement (this “Supplement”) revises the Proxy Statement and should be read in conjunction with it. This Supplement is first being furnished or otherwise made available to the stockholders on or about April 25, 2011. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

PROPOSAL NO. 5

AMENDMENT TO OUR EQUITY INCENTIVE PLAN

The Board of Directors of the Company has determined to revise the proposed amendment to the 1998 Equity Incentive Plan for which the Company is seeking approval at the 2011 Annual Meeting, described under the caption “Proposal No. 5 – Amendment to Our Equity Incentive Plan” in the Proxy Statement. As a result of this revision, the proposed amendment to the 1998 Equity Incentive Plan, if approved by stockholders, would increase the number of shares covered by the plan by 6,400,000 (rather than 15,000,000, as originally contemplated). The number of shares covered by the plan would therefore be increased from 28,000,000 to 34,400,000 (rather than 43,000,000 as originally contemplated). By this Supplement, all references in the proxy statement (including any Appendix thereto) and proxy card to such 15,000,000 number and 43,000,000 number are hereby amended to be 6,400,000 and 34,400,000, respectively. In addition, the reference under the caption “Discretionary Voting and Adjournments” in the proxy statement to the discretionary authority of the proxies to vote on any other matters properly brought before the 2011 Annual Meeting, and the authority so conferred by the proxy card, are specifically deemed to include any revision, amendment or alternative to Proposal No. 5 that may be brought before the meeting.

The Company intends to present the 1998 Equity Incentive Plan, as further amended and described in this Supplement, to stockholders for their approval at the 2011 Annual Meeting and all references to the 1998 Equity Incentive Plan contained in the Proxy Statement and proxy card pertaining to the 2011 Annual Meeting shall be deemed to refer to the 1998 Equity Incentive Plan, as so amended. The 1998 Equity Incentive Plan is attached as Exhibit 99.1 to the Current Report on Form 8-K being filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”). Stockholders may obtain, free of charge, a copy of such Current Report on Form 8-K and the full text of the 1998 Equity Incentive Plan at the SEC’s website: www.sec.gov.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE EQUITY INCENTIVE PLAN, AS REVISED.

In light of the revision to the proposed amendment, if you have previously voted with respect to Proposal No. 5, and you wish to change your vote, you should submit a new proxy containing your vote on that proposal, as revised. Ballots not changed, withdrawn, or re-voted will be counted as previously indicated with respect to the initial Proposal No. 5.

If we determine that shareholders have not had sufficient opportunity to vote on Proposal No. 5 following publication of this Supplement, we may elect to adjourn the 2011 Annual Meeting to permit continued voting with respect to that proposal.

If you have not already voted, or you wish to change your vote in light of the revision to the proposed amendment, we urge you to vote as soon as possible.

Donald F. Flynn	Joseph M. Holsten
Chairman	Vice Chairman and
Co-Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2011

Annual Meeting of Stockholders to be Held on May 2, 2011

The Proxy Statement, including this Supplement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available on the Company website at

http://investor.lkqcorp.com/phoenix.zhtml?c=147311&p=proxy.